AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 2006	REGISTRATION NO. 333-134168

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Interface, Inc.
(Exact Name of Issuer as Specified in its Charter)

Georgia	58-1451243
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)
2859 Paces Ferry Road, Suite 2000
Atlanta, Georgia 30339
(770) 427-6800
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Raymond S. Willoch, Esquire	Copy to:
Senior Vice President-Administration,	W. Randy Eaddy, Esquire
General Counsel and Secretary	Kilpatrick Stockton LLP
Interface, Inc.	1100 Peachtree Street, Atlanta, Georgia 30309-4530
2859 Paces Ferry Road, Suite 2000, Atlanta, Georgia 30339 (770) 437-6800	Telephone: (404) 815-6500
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Proposed Maximum	Amount of
Securities to be Registered	Registered(1)	Per Unit(2)	Aggregate Offering Price(1)(2)	Registration Fee
Common Stock(3)	5,750,000	$14.76	$84,870,000	$9,081.09

(1)	Includes 750,000 shares subject to the exercise of the underwriter’s over-allotment option.

(2)	Determined in accordance with Rule 457(c) and 457(r) under the Securities Act of 1933 based on $14.76, the average of the high and low prices on the Nasdaq Global Market on October 27, 2006.

(3)	Each share of common stock includes one preferred stock purchase right as described under “Description of Capital Stock”. No separate consideration will be received for the preferred stock purchase rights.

Explanatory Note
     This Post-Effective Amendment No. 1 is being filed to reflect and pay the registration fee for a take-down offering of specific securities pursuant to the Company’s Form S-3, File No. 333-134168, and to include certain information and exhibits in connection therewith as prescribed by Part II thereto. The Prospectus Supplement used for the take-down offering is not included herein, but has been filed separately from this Amendment as permitted by Rule 424(b)(2).

PART II
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
ITEM 16. EXHIBITS
SIGNATURES
Exhibit Index
EX-5.2 LEGAL OPINION OF KILPATRICK STOCKTON LLP
EX-23.2.2 CONSENT OF BDO SEIDMAN, LLP

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     The following table sets forth the expenses in connection with the registration and take-down offering of 5,750,000 shares of Class A Common Stock from the universal shelf registration of securities covered by the Registrant’s Form S-3 Registration Statement, File No. 333-134168. It does not relate to possible past or future take-down offerings of other securities that are also covered by such Registration Statement. All of the amounts shown are estimated, except the SEC registration fee, and relate to this Form S-3 only.

SEC Registration Fee	$9,081
Nasdaq Listing Fees	50,000
Printing and Engraving Expenses	75,000
Legal Fees and Expenses	200,000
Accounting Fees and Expenses	125,000
Transfer Agent Fees and Expenses	15,000
Miscellaneous	25,919
Total	$500,000
ITEM 16. EXHIBITS.
     The exhibits listed below include only those that are being affected by this Post-Effective Amendment No. 1. For a complete listing of the exhibits that form a part of this Registration Statement, this Post-Effective Amendment No. 1 should be read together with the list of exhibits set forth under Item 16 of the Registration Statement as originally filed and effective.

Exhibit
Number		Description of Exhibit
5.2	—	Legal Opinion of Kilpatrick Stockton LLP
23.1.1	—	Consent of Kilpatrick Stockton, LLP (see Exhibit 5.1).*
23.1.2	—	Consent of Kilpatrick Stockton, LLP (see Exhibit 5.2).
23.2.1	—	Consent of BDO Seidman, LLP.*
23.2.2	—	Consent of BDO Seidman, LLP.

*	Previously filed and renumbered.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on October 30, 2006.

INTERFACE, INC.
By:	/s/ Daniel T. Hendrix
Daniel T. Hendrix,
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 30, 2006.

Signature	Title

*
Ray C. Anderson	Non-Executive Chairman of the Board of Directors

/s/ Daniel T. Hendrix
Daniel T. Hendrix	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Patrick C. Lynch
Patrick C. Lynch	Vice President and Chief Financial Officer (Principal Financial and Principal Accounting Officer)

* Edward C. Callaway	Director

* Dianne Dillon-Ridgley	Director

* Carl I. Gable	Director

* June M. Henton	Director

*
Christopher G. Kennedy	Director

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Signature	Title

K. David Kohler	Director

*
James B. Miller, Jr.	Director

*
Thomas R. Oliver	Director

*
Clarinus C.Th. van Andel	Director

* By:	/s/ Daniel T. Hendrix
Daniel T. Hendrix
Attorney-in-fact

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Exhibit Index

Exhibit
Number		Description of Exhibit
5.2	—	Legal Opinion of Kilpatrick Stockton LLP
23.1.2	—	Consent of Kilpatrick Stockton, LLP (see Exhibit 5.2).
23.2.2	—	Consent of BDO Seidman, LLP.

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